EXHIBIT 99.1
ABM INDUSTRIES INCORPORATED ANNOUNCES RESOLUTION OF WORLD TRADE CENTER INSURANCE LITIGATION
ABM to Receive $80.0 million for Business Interruption Insurance Claims
SAN FRANCISCO — August 15, 2006 — ABM Industries Incorporated (NYSE:ABM) has settled its World Trade Center business interruption insurance coverage litigation with Zurich American Insurance Company for $80 million. This payment, which will be received in September 2006, less legal and other expenses associated with the claim, will increase ABM’s net income in its fourth quarter ending October 31, 2006, by approximately $45.0 million or $0.90 per diluted share. This settlement resolved ABM’s business interruption insurance claims for its losses related to the destruction of the World Trade Center complex in New York City, where ABM provided janitorial, engineering, and lighting services. Upon receipt of the settlement proceeds, ABM will have received from Zurich, $95.2 million in claim payments for its commercial insurance policy covering business interruption, property damage, and other losses related to the World Trade Center complex.
ABM Industries Incorporated
 ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2005 revenues in excess of $2.5 billion and more than 73,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services, which includes American Commercial Security Services (ACSS) and Security Services of America (SSA); ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995. This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) delays in remediating the material weakness in controls identified in the Company’s security business; (2) a change in the frequency or severity of claims against the Company, a deterioration in claims management, or the cancellation or non-renewal of the Company’s primary insurance policies; (3) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (4) inadequate technology systems that cannot support the growth of the business; (5) labor disputes that lead to a loss of sales or expense variations; (6) acquisition activity slows or is unsuccessful; (7) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (8) weakness in airline travel and the hospitality industry that affects the results of the Company’s Parking segment; (9) financial difficulties or bankruptcy of a major customer; (10) the loss of long-term customers; (11) intense competition that lowers revenue or reduces margins; (12) an increase in costs that the Company cannot pass on to customers; (13) natural disasters or acts of terrorism that disrupt the Company in providing services; (14) significant accounting and other control costs that reduce the Company’s profitability; and (15) other issues and uncertainties that may include: new accounting pronouncements or changes in accounting policies, labor shortages that adversely affect the Company’s ability to employ entry level personnel, legislation or other governmental action that detrimentally impacts the Company’s expenses or reduces sales by adversely affecting the Company’s customers, unanticipated adverse jury determinations, judicial rulings or other developments in litigation to which the Company is subject, a reduction or revocation of the Company’s line of credit that increases interest expense and the cost of capital, and the resignation, termination, death or disability of one or more of the Company’s key executives that adversely affects customer retention or day-to-day management of the Company. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
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Contact:
ABM Industries Incorporated
Linda S. Auwers
Senior Vice President and General Counsel
(415) 733-4000